Exhibit 10.28
FORM OF RESTRICTED STOCK AGREEMENT
EQUITY INCENTIVE PLAN OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
RESTRICTED STOCK AGREEMENT
GRANT NOTICE
Unless otherwise defined herein, the terms defined in the Amended and Restated Equity Incentive Plan of Booz Allen Holding Corporation (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).
You have been granted shares of restricted Company Common Stock, subject to the terms and conditions of the Plan and this Agreement, in the amounts and vesting schedule set forth in Appendix A attached hereto and on the Morgan Stanley Smith Barney Benefit Access system at www.benefitaccess.com. This grant is being made pursuant to Section 3(e) of your employment letter, dated April 1, 2014. By accepting this grant, you are hereby agreeing that this grant satisfies the obligations of the Company and its subsidiaries under said Section 3(e).
Your acceptance of this grant indicates your agreement and understanding that the Restricted Stock granted herein is subject to all of the terms and conditions contained in the Agreement and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE PLAN AND APPENDIX A, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE RESTRICTED STOCK.
In order to accept this grant, please go to the Morgan Stanley Smith Barney Benefit Access system at www.benefitaccess.com and follow the instructions regarding this grant. You must accept your grant by May 16, 2014.

APPENDIX A TO RESTRICTED STOCK AGREEMENT
1.Grant of Restricted Stock. Subject to the terms, conditions, and restrictions set forth in this Agreement (including the Grant Notice and the Morgan Stanley Smith Barney Benefit Access system at www.benefitaccess.com) and in the Plan, the Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date set forth in the Grant Notice of the number of shares of Restricted Stock set forth on the Morgan Stanley Smith Barney Benefit Access system (the “Restricted Shares”). Upon grant, the Company shall record the Restricted Shares in the books and records of the Company or a certificate of Shares will be issued, which entry or certificate shall bear the legends set forth in Section 5(b). Any certificate issued in respect of the Restricted Shares will be delivered on behalf of the Participant to the Secretary of the Company, to be held in custody until the later of the date (i) they become vested in accordance with Section 3 and (ii) the Participant requests such instrument from the Company.
2.Forfeiture Risk. The Participant hereby (i) appoints the Company as the limited attorney-in-fact of the Participant to take such actions as may be necessary or appropriate solely to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder and (ii) agrees to sign such stock powers and take such other actions as the Company may reasonably request to accomplish the transfer of any unvested Restricted Shares that are forfeited hereunder. The Company does hereby indemnify and hold harmless the Participant from any wrongful use of the power of attorney granted above.
3.Vesting and Forfeiture of Restricted Shares.
(b)    Restricted Period for Restricted Shares. Subject to earlier forfeiture as provided in this Agreement and in the Plan and subject to Section 3(f), the Restricted Shares shall become vested, and the Restricted Period with respect thereto shall lapse, so long as the Participant remains continuously in service as a Service Provider and subject to the Participant’s continued compliance with the terms and conditions contained in the Employment Letter dated April 1, 2014 with Booz Allen Hamilton Inc. (the “Employment Letter Agreement”), from the date hereof through each relevant date set forth below, as follows:
(i)    33% of the Restricted Shares shall become vested and the Restricted Period with respect thereto shall lapse on March 31, 2016;
(ii)    34% of the Restricted Shares shall become vested and the Restricted Period with respect thereto shall lapse e on March 31, 2017; and
(iii)    33% of the Restricted Shares shall become vested and the Restricted Period with respect thereto shall lapse on March 31, 2018.
(c)    Termination Due to Death. If a Participant’s employment or service terminates due to the Participant’s death, all unvested Restricted Shares shall immediately vest.
(d)    Termination Due to Disability. If a Participant’s employment or service terminates due to Disability, all unvested Restricted Shares shall not be forfeited upon such termination and shall continue to vest as provided in Section 3(a).
(e)    Termination by the Company other than for Cause. If a Participant’s employment or service is terminated by the Company other than for Cause, all unvested Restricted Shares shall immediately vest.

(f)    Termination for Cause. Upon notice of a termination for Cause, the Participant shall have ten (10) days to cure should the action be curable. In the event the action is not cured or cannot be cured, all unvested Restricted Shares shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. In addition, any Restricted Shares that vested during the twelve months prior to or any time after the Participant engaged in the conduct that gave rise to the termination for Cause shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the sale of such vested Restricted Shares.
(g)    Termination for Any Other Reason. If a Participant’s employment terminates for any reason other as specified above in Section 3(b), (c), (d) or (e), all unvested Restricted Shares shall immediately be forfeited.
(h)    Change in Control. In the event of a Change in Control, any unvested Restricted Shares shall vest, continue, or have such other treatment as provided in the Plan.
(i)    Employment Letter Agreement. In the event of the Participant’s breach of any of the provisions contained in the Employment Letter Agreement, all unvested Restricted Shares shall immediately be forfeited.
(j)    Other Forfeiture Provisions. The Restricted Shares shall also be subject to forfeiture, disgorgement and/or repayment to the Company in the event the Participant engages in financial or other misconduct (including but not limited to engaging in Competitive Activity) or as required by Applicable Law, as provided in the Plan.
4.    Restrictions on Transfer. Unvested Restricted Shares may not be transferred, other than by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan and this Agreement as if such beneficiary or estate were the Participant.
5.    Participant’s Representations, Warranties and Covenants.
(b)    No Conflicts; No Consents. The execution and delivery by Participant of this Agreement, the consummation of the transactions contemplated hereby and the performance of Participant’s obligations hereunder do not and will not (i) materially conflict with or result in a material violation or breach of any term or provision of any Law applicable to either Participant or the Restricted Shares or (ii) violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require either Participant to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement or understanding to which Participant is a party.
(c)    Legends. The Participant acknowledges and agrees that the Restricted Shares received hereby and represented by physical certificates(s) will bear the following legend (or one to substantially similar effect):
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF BOOZ ALLEN HAMILTON HOLDING CORPORATION AND A

RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE DATED AS OF ___________. A COPY OF SUCH PLAN AND AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(d)    Compliance with Rule 144. If any of the Restricted Shares are to be disposed of in accordance with Rule 144, the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.
(e)    Participant Status. The Participant represents and warrants that, as of the date hereof, the Participant is an officer, employee, director or Consultant of the Company or a Subsidiary.
(f)    Section 83(b) Election. The Participant agrees that, if the Participant makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares acquired hereunder (an “83(b) election”), then the Participant shall give notice to the Company of such 83(b) election within 30 days of the date of this Agreement. Any such 83(b) election shall use as the value of the Restricted Shares the Fair Market Value of the Restricted Shares on the Grant Date determined as provided in the Plan, and the Participant shall take a consistent position on the Participant’s tax returns.
6.    Dividends, etc. The Participant shall be entitled to (i) receive all dividends or other distributions at the time (and in the same calendar year as) such dividends or distributions are paid with respect to those vested and unvested Restricted Shares of which the Participant is the record owner on the record date for such dividend or other distribution and (ii) vote any Restricted Shares of which the Participant is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Restricted Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Restricted Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.
7.    Miscellaneous.
(b)    Tax Withholding. Whenever any cash or other payment is to be made hereunder or with respect to the Restricted Shares, the Company or any Subsidiary shall have the power to withhold an amount (in cash or in Common Stock granted hereunder upon vesting) sufficient to satisfy federal, state, and local withholding tax requirements relating to such transaction and the Company or such Subsidiary may defer the payment of cash or other payment until such requirements are satisfied; provided, however, that in the event that the Company withholds shares issuable to the Participant (or any portion thereof) to satisfy any applicable withholding taxes, the Company shall only withhold a number of whole shares having a Fair Market Value, determined as of the date of vesting, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). The Participant shall be responsible for all withholding taxes and other tax consequences of this award of Restricted Shares.

(c)    No Guarantee of Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ or retention of the Company.
(d)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(e)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.
(f)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.
(g)    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would give rise to the application of the substantive law of another jurisdiction.
(h)    Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
(i)    Consent to Electronic Delivery. By acceptance of this grant, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Shares via the Company web site or other electronic delivery.
(j)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k)    Notices. All notices under this Agreement shall be (i) delivered by hand, (ii) sent by commercial overnight courier service, (iii) sent by registered or certified mail, return receipt requested, and first-class postage prepaid, (iv) sent by e-mail or any other form of electronic transfer or delivery approved by the Administrator, or (v) faxed, in each case to the parties at their respective addresses and facsimile numbers set forth in the records of the Company or at such other address or facsimile number as may be designated in a notice by either party to the other.
(l)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(m)    Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Administrator, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine reasonably and in good faith any questions that arise in connection with this Agreement, and any such determination shall be final, binding and conclusive on all Participants and other individuals claiming any right under the Plan. The failure of the Company or the Participant to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.